UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 25, 2016

Date of Report (Date of earliest event reported)

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the completion of the initial public offering (the “Offering”) of the common stock, par value $0.01 per share (the “Common Stock”), of US Foods Holding Corp. (“USFD”), the parent and sole stockholder of US Foods, Inc. (the “Company”), described in USFD’s prospectus, dated May 25, 2016, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Prospectus”), which is deemed to be part of the USFD’s Registration Statement on Form S-1 (File No. 333-209442), as amended (the “Registration Statement”), on June 1, 2016, USFD entered into an Amended and Restated Stockholders Agreement, among USFD and the stockholders named therein (the “Stockholders Agreement”), an Amended and Restated Registration Rights Agreement, by and among USFD and the stockholders named therein (the “Registration Rights Agreement”), Amendment No. 1 to the Management Stockholder’s Agreement by and between USFD and the management stockholders party thereto (the “Amendment to the MSA”), a termination agreement of the amended and restated consulting agreement (the “CD&R Termination Agreement”) by and among the Company, USFD and CD&R (defined below) and a termination agreement of the amended and restated consulting agreement (the “KKR Termination Agreement” and, together with the CD&R Termination Agreement, the “Termination Agreement”) by and among the Company, USFD and KKR (defined below). Affiliates of Clayton, Dubilier & Rice, LLC (“CD&R”) and Kohlberg Kravis Roberts & Co. L.P. (“KKR”) that are party to the Stockholders Agreement, the Registration Rights Agreement and the Termination Agreement have various relationships with the Company. For further information concerning the material relationships between the Company and the CD&R and KKR entities and their affiliates, see the section entitled “Certain Relationships and Related Party Transactions” in the Prospectus.

The Stockholders Agreement, the Registration Rights Agreement, the Amendment to the MSA, the CD&R Termination Agreement and the KKR Termination Agreement are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, and are incorporated herein by reference. The terms of the Stockholders Agreement, the Registration Rights Agreement and the Termination Agreement are substantially the same as the terms set forth in the forms of the agreements filed as exhibits to the Registration Statement and as described in the Prospectus. The Amendment to the MSA provides that, after the consummation of the Offering, in the event of a management stockholder’s death or permanent disability, USFD may either waive the transfer restrictions on the securities owned by the management stockholder or repurchase the securities.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

US Foods Holding Corp. 2016 Omnibus Incentive Plan

Effective May 25, 2016, USFD’s Board of Directors adopted, and its stockholders approved, the US Foods Holding Corp. 2016 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), a copy of which is filed as Exhibit 10.6 and incorporated herein by reference. The Omnibus Incentive Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, cash based awards and performance-based awards to employees, directors or other persons having a service relationship with USFD and its subsidiaries. For further information regarding the Omnibus Incentive Plan, see “Management—Compensation Arrangements Adopted in Connection with This Offering—2016 Omnibus Incentive Plan” in the Prospectus.

The above description of the Omnibus Incentive Plan is not complete and is qualified in its entirety by reference to Exhibit 10.6.

US Foods Holding Corp. Employee Stock Purchase Plan

Effective June 1, 2016, USFD’s Board of Directors adopted, and its stockholders approved, the US Foods Holding Corp. Employee Stock Purchase Plan (the “ESPP”), a copy of which is filed as Exhibit 10.7 and incorporated herein by reference. The ESPP provides certain employees of USFD and its designated subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. For further information regarding the ESPP, see “Management—Compensation Arrangements Adopted in Connection with This Offering—US Foods Holding Corp. Employee Stock Purchase Plan” in the Prospectus.

The above description of the ESPP is not complete and is qualified in its entirety by reference to Exhibit 10.7.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Stockholders Agreement, dated as of June 1, 2016, among US Foods Holding Corp. and the other parties thereto.

10.2	Amended and Restated Registration Rights Agreement, dated as of June 1, 2016, among US Foods Holding Corp. and the other parties thereto.

10.3	Form of Amendment No. 1 to the Management Stockholders Agreement, dated as of June 1, 2016, between US Foods Holding Corp. and the management stockholders parties thereto.

10.4	Termination Agreement, dated as of June 1, 2016, among US Foods Holding Corp., US Foods, Inc. and the CD&R entities signatory thereto

10.5	Termination Agreement, dated as of June 1, 2016, among US Foods Holding Corp., US Foods, Inc. and the KKR entities signatory thereto

10.6	US Foods Holding Corp. 2016 Omnibus Incentive Plan, including forms of award agreements

10.7	US Foods Holding Corp. Employee Stock Purchase Plan

20.1	US Foods Holding Corp. Prospectus dated May 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2016	US FOODS, INC.

	By:	/s/ Juliette Pryor
Juliette Pryor Executive Vice President, General Counsel and Secretary